                                                                  EXHIBIT (1)(a)

                           ARTICLES OF INCORPORATION

                                       OF

                    LATIN AMERICA SOVEREIGN BOND FUND, INC.

     FIRST: Incorporator. The undersigned, Josephine Boccia Link, whose post office address is c/o Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022-4669, being at least eighteen years of age, forms a corporation under the Maryland General Corporation Law (the "MGCL").

     SECOND: Name. The name of the corporation is Latin America Sovereign Bond Fund, Inc. (the "Corporation").

     THIRD: Corporate Purposes. The purpose for which the Corporation is formed is to operate as and carry on the business of a closed-end management investment company registered under the Investment Company Act of 1940, as amended.

     FOURTH: Address and Resident Agent. The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, First Maryland Building, 32 South Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, First Maryland Building, 32 South Street, Baltimore, Maryland 21202.

     FIFTH:  Capital Stock.

     (a) The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred million (100,000,000) shares, all of the one class called Common Stock of one cent ($0.01) par value each, having an aggregate par value of $1,000,000.

     (b) The Corporation may issue fractional shares. Any fractional share shall carry proportionately the rights of a whole share including, without limitation, the right to vote and the right to receive dividends. A fractional share shall not, however, have the right to receive a certificate evidencing it.

     (c) All persons who shall acquire stock in the Corporation shall acquire the stock subject to the provisions of these Articles of Incorporation and the By-Laws of the Corporation, as from time to time amended.

     (d) The Board of Directors shall have authority to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock.

     (e) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in these Articles of Incorporation.

     SIXTH:  Board of Directors.

     (a) The initial number of directors of the Corporation shall be three. The number of Directors of the Corporation may be increased or decreased from time to time in the manner provided in the By-Laws of the Corporation, provided that the number of Directors shall not be less than the minimum number prescribed by the MGCL, nor more than twelve. A Director may be removed from office only for cause and only by the vote of 75% of the votes entitled to be cast for the election of Directors.

     (b) Beginning with the first annual meeting of the stockholders held after the initial public offering of the shares of the Corporation, the Directors shall be divided into three classes, and shall be designated as Class I, Class II and Class III Directors, respectively. The Class I Directors elected at such initial annual
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meeting shall serve for a term of office expiring at the next succeeding annual stockholders meeting. The Class II Directors elected at such initial annual meeting shall serve for a term of office expiring at the second succeeding annual stockholders meeting. The Class III Directors elected at such initial annual meeting shall serve for a term of office expiring at the third succeeding annual stockholders meeting. After expiration of the terms of office specified for the Directors elected at such initial annual meeting, the Directors of each class shall serve for terms of three (3) years and until their successors are elected and have qualified. The Directors chosen to succeed those whose terms are expiring will be identified as being of the same class as the Directors whom they succeed. The term of office of one class of Directors will expire each year. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of Directors in each class as nearly equal as possible, but in no event shall a decrease in the number of Directors shorten the term of any incumbent Director.

     (c) The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualify are:

Juris Padegs
Kathryn L. Quirk
Paul J. Elmlinger

     SEVENTH:  Management of the Affairs of the Corporation.

     (a) All corporate powers and authority of the Corporation (except as conferred on or reserved to the stockholders by statute, by these Articles of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

     (b) The Board of Directors shall have the exclusive power to make, alter or repeal the By-Laws of the Corporation except as otherwise provided by the Board of Directors in the By-Laws or as required by the Investment Company Act of 1940, as amended.

     (c) The Board of Directors shall have the power from time to time to authorize payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors and of committees.

     (d) The Board of Directors shall have the power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation except at such time as is conferred by statute or the By-Laws or authorized by resolution of the Board of Directors or of the stockholders.

     (e) Both stockholders and directors shall have the power, if the By-Laws so provide, to hold their meetings and to have one or more offices, within or without the State of Maryland, and to keep the books of the Corporation (except as otherwise required by statute) outside the State of Maryland, at such places as from time to time may be designated by the By-Laws or the Board of Directors.

     (f) The Board of Directors shall have the power, without the assent or vote of the stockholders, to authorize the issuance from time to time of shares of the stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

     (g) The Board of Directors shall have the power, without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation.

     (h) The Board of Directors shall have the power, notwithstanding anything in these Articles of Incorporation to the contrary, to establish in its absolute discretion the basis or method for determining the

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value of the assets belonging to any class, the amount of the liabilities belonging to any class and the net asset value of each share of any class of the Corporation's stock.

     (i) The Board of Directors shall have the power to determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose; to set apart out of any funds of the Corporation reserves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals as it shall determine; to declare dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof.

     (j) The Board of Directors shall have the power, in addition to the powers and authorities granted herein and by statute expressly conferred upon it, to exercise all powers and do all acts that may be exercised or done by the Corporation pursuant to the provisions of the laws of the State of Maryland, these Articles of Incorporation and the By-Laws of the Corporation.

     (k) Any determination made in good faith, and in accordance with accepted accounting practices, if applicable, by or pursuant to the direction of the Board of Directors, with respect to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which the reserves or charges have been created has been paid or discharged or is then or thereafter required to be paid or discharged), as to the value or liquidity of any security owned by the Corporation, the determination of the net asset value of shares of any class of the Corporation's capital stock, or as to any other matters relating to the issuance, sale or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to
(i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission under those Acts or (ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     EIGHTH:  Special Vote of Stockholders.

     (a) Except as otherwise provided in this Article EIGHTH, at least 75% of the votes entitled to be cast by stockholders, in addition to the affirmative vote of 75% of the entire Board of Directors, shall be necessary to effect any of the following actions:

          (i) any amendment to these Articles to make the Corporation's Common Stock a "redeemable security" (as such term is defined in the Investment Company Act of 1940, as amended) unless the Continuing Directors (as hereinafter defined) of the Corporation, by a vote of at least 75% of such Directors, approve such amendment in which case the affirmative vote of a majority of the votes entitled to be cast by stockholders shall be required to approve such action;

          (ii) any stockholder proposal as to specific investment decisions made or to be made with respect to the Corporation's assets;

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          (iii) any proposal as to the voluntary liquidation or dissolution of the Corporation unless the Continuing Directors of the Corporation, by a vote of at least 75% of such Directors, approve such proposal in which case the affirmative vote of a majority of the votes entitled to be cast by stockholders shall be required to approve such action; or

          (iv) any Business Combination (as hereinafter defined) unless either the condition in clause (A) below is satisfied or all of the conditions in clauses (B), (C), (D), (E) and (F) below are satisfied, in which case paragraph (c) below shall apply:

             (A) The Business Combination shall have been approved by a vote of at least 75% of the Continuing Directors.

             (B) The aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of any class of outstanding Voting Stock (as hereinafter defined) in such Business Combination shall be at least equal to the higher of the following:

                (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by an Interested Party (as hereinafter defined) for any shares of such Voting Stock acquired by it (a) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"), or (b)(i) in the Threshold Transaction (as hereinafter defined) or (ii) in any period between the Threshold Transaction and the consummation of the Business Combination, whichever is higher; and

                (2) the net asset value per share of such Voting Stock on the Announcement Date or on the date of the Threshold Transaction, whichever is higher.

                (C) The consideration to be received by holders of the particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Party has previously paid for shares of any class of Voting Stock. If the Interested Party has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

             (D) After the occurrence of the Threshold Transaction, and prior to the consummation of such Business Combination, such Interested Party shall not have become the beneficial owner of any additional shares of Voting Stock except by virtue of the Threshold Transaction.

             (E) After the occurrence of the Threshold Transaction, such Interested Party shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

             (F) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Acts, rules or regulations) shall be prepared and mailed by the Interested Party, at such Interested Party's expense, to the shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Acts or subsequent provisions).

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     (b) For the purposes of this Article EIGHTH:

          (i) "Business Combination" shall mean any of the transactions described or referred to in any one or more of the following subparagraphs:

             (A) any merger, consolidation or share exchange of the Corporation with or into any other person;

             (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions in any 12-month period) to or with any other person of any assets of the Corporation having an aggregate Fair Market Value of $1,000,000 or more except for portfolio transactions of the Corporation effected in the ordinary course of the Corporation's business;

             (C) the issuance or transfer by the Corporation (in one transaction or a series of transactions in any 12-month period) of any securities of the Corporation to any other person in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more excluding (1) sales of any securities of the Corporation in connection with a public offering thereof, (2) issuances of any securities of the Corporation pursuant to a dividend reinvestment plan adopted by the Corporation and (3) issuances of any securities of the Corporation upon the exercise of any stock subscription rights distributed by the Corporation;

          (ii) "Continuing Director" means any member of the Board of Directors of the Corporation who is not an Interested Party or an Affiliate (as hereinafter defined) of an Interested Party and has been a member of the Board of Directors for a period of at least 12 months (or since the Corporation's commencement of operations if that period is less than 12 months), or is a successor of a Continuing Director who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

          (iii) "Interested Party" shall mean any person, other than an investment company advised by the Corporation's initial investment manager or any of its Affiliates, which enters, or proposes to enter, into a Business Combination with the Corporation.

          (iv) "Person" shall mean an individual, a corporation, a trust or a partnership.

          (v) "Voting Stock" shall mean capital stock of the Corporation entitled to vote generally in the election of directors.

          (vi) A person shall be a "beneficial owner" of any Voting Stock:

             (A) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

             (B) which such person or any of its Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options; or

             (C) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          (vii) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

          (viii) "Fair Market Value" means:

             (A) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the relevant date of a share of such stock on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such

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        stock is not listed on any such exchange, the highest closing sale price
        (if such stock is a National Market System security) or the highest closing bid quotation (if such stock is not a National Market System security) with respect to a share of such stock during the 30-day period preceding the relevant date on the National Association of Securities Dealers, Inc. Automated Quotation System (NASDAQ) or any system then in use, or if no such quotations are available, the fair market value on the relevant date of the share of such stock as determined in good faith by 75% of the Continuing Directors; and

             (B) in the case of property other than cash or stock, the fair market value of such property on the relevant date as determined in good faith by 75% of the Continuing Directors.

          (ix) "Threshold Transaction" means the transaction by or as a result of which an Interested Party first becomes the beneficial owner of Voting Stock.

          (x) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subparagraph (a)(iv)(B) above shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

          (xi) Continuing Directors of the Corporation, acting by a vote of 75%, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine
     (a) the number of shares of Voting Stock beneficially owned by any person,
     (b) whether a person is an Affiliate or Associate of another, (c) whether the requirements of subparagraph (a)(iv) above have been met with respect to any Business Combination, and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

     (c) If any Business Combination described in paragraph (b)(i)(A) or (B) (if the transfer or other disposition constitutes a transfer of all or substantially all of the assets of the Corporation) is approved by a vote of 75% of the Continuing Directors or all of the conditions in paragraph (a)(iv)(B), (C), (D),
(E) and (F) are satisfied, the affirmative vote of a majority of the votes entitled to be cast by stockholders shall be required to approve such action. If any other Business Combination is approved by a vote of 75% of the Continuing Directors or all of the conditions in paragraph (a)(iv)(B), (C), (D), (E) and
(F) are satisfied, no stockholder vote shall be required to approve such action unless otherwise provided in the charter or required by law.

     NINTH: Pre-Emptive Rights. No holder of the Common Stock of the Corporation or of any other class of stock or securities which may hereafter be created shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class, or of rights or options to purchase any stock, or of securities convertible into, or carrying rights or options to purchase, stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money or by way of a dividend or otherwise, and all such rights are hereby waived by each holder of Common Stock and of any other class of stock which may hereafter be created.

     TENTH: Reservation of Right to Amend. From time to time any of the provisions of this Charter may be amended, altered or repealed (including any amendment which alters the contract rights, as expressly set forth in the charter, of any of the outstanding stock and substantially adversely affects the stockholders rights) and all rights at any time conferred upon the stockholders of the Corporation by this Charter are granted subject to the provisions of this Article TENTH. With the exception of Articles THIRD, SIXTH (paragraphs (a) and
(b)), EIGHTH, NINTH, this Article TENTH and Article ELEVENTH, any of the provisions of this Charter may be amended, altered or repealed upon the vote of a majority of the votes entitled to be cast by stockholders. The provisions of Articles EIGHTH and this Article TENTH may be amended, altered or repealed only upon the vote of at least 75% of the votes entitled to be cast by stockholders and the vote of at least 75% of the entire Board of Directors. The provisions of Articles THIRD, SIXTH (paragraphs (a) and (b)), NINTH and ELEVENTH may be amended, altered or repealed only upon the vote of at least 75% of

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the votes entitled to be cast by stockholders and the vote of at least 75% of the entire Board of Directors, unless the Continuing Directors of the Corporation, by a vote of at least 75% of such Directors, approve such amendment in which case the affirmative vote of a majority of the votes entitled to be cast by stockholders shall be required.

     ELEVENTH:  Duration.  The duration of the Corporation shall be perpetual.

     TWELFTH:  Limitation of Liability; Indemnification.

     (a) To the fullest extent that limitations on the liability of directors and officers are permitted by the MGCL, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

     (b) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted under the MGCL. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the fullest extent permitted under the MGCL.

     (c) No provision of these Articles of Incorporation shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     (d) References to the MGCL in this Article TWELFTH are to that law as from time to time amended. No amendment to the Corporation's Articles of Incorporation shall affect any right of any person under this Article TWELFTH based on any event, omission or proceeding prior to the amendment.

     IN WITNESS WHEREOF, the undersigned has signed these Articles of Incorporation and acknowledges them to be her act.

                                /s/ JOSEPHINE BOCCIA LINK
                            ------------------------------------
                                   Josephine Boccia Link

Date: May 5, 1992

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

                               STATE OF MARYLAND

                           DEPARTMENT OF ASSESSMENTS
                                  AND TAXATION
               301 WEST PRESTON STREET BALTIMORE, MARYLAND 21201

                                                             DATE: JULY 02, 1992

     THIS IS TO ADVISE YOU THAT YOUR ARTICLES OF AMENDMENT WITH A NAME CHANGE FOR LATIN AMERICA SOVEREIGN BOND FUND, INC. CHANGING TO THE LATIN AMERICA DOLLAR INCOME FUND, INC. WERE RECEIVED AND APPROVED FOR RECORD ON JULY 2, 1992 AT 2:02 PM.

FEE PAID: 116.00

[SEAL]

                            JOSEPH V. STEWART
                            Charter Specialist

                    LATIN AMERICA SOVEREIGN BOND FUND, INC.

                             ARTICLES OF AMENDMENT
                      (UNDER SECTION 2-603 OF CORPORATIONS
                           AND ASSOCIATIONS ARTICLE)

     Latin America Sovereign Bond Fund, Inc., a Maryland corporation having its principal office in the State of Maryland, c/o The Corporation Trust Incorporated, First Maryland Building, 32 South Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended by striking out Article Second of the Articles of Incorporation and inserting in lieu thereof the following:

     SECOND: Name: the name of the corporation is THE LATIN AMERICA DOLLAR INCOME FUND, INC. (The "Corporation").

     SECOND: The Board of Directors of the Corporation, by means of unanimous written consent, adopted a resolution approving the foregoing amendment to the Charter.

     THIRD: There was no stock outstanding or subscribed for entitled to be voted on the Charter amendment at the time of approval.

     IN WITNESS WHEREOF, Latin America Sovereign Bond Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and
witnessed by its Assistant Secretary on                ,           .
                            LATIN AMERICA SOVEREIGN BOND FUND, INC.

                            By:

                               -------------------------------------------------
                               Lynn S. Birdsong, President
Witness:

----------------------------------
Kathryn L. Quirk
Assistant Secretary

     THE UNDERSIGNED, President of LATIN AMERICA SOVEREIGN BOND FUND, INC., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties of perjury.

                            ----------------------------------------------------
                            Lynn S. Birdsong
                            President

                   THE LATIN AMERICA DOLLAR INCOME FUND, INC.

     On July 28, 1992, the Board of Directors of The Latin America Dollar Income Fund approved the following resolution amending the By-Laws of the Fund:

          RESOLVED, that pursuant to the provisions of Section 11.1 of the Fund's By-Laws, the first sentence of Section 12.1 of the Fund's By-Laws is hereby amended to read as follows (additions are underlined, deletions are struckout):

             SECTION 12.1. ACTIONS RELATING TO DISCOUNT IN PRICE OF THE CORPORATION'S SHARES. In the event that at any time during or after the fifth second year following the initial public offering of shares of the Corporation's Common Stock such shares publicly trade for a substantial period of time at a substantial discount from the Corporation's then current net asset value per share, the Board of Directors shall, at its next regularly scheduled meeting, consider taking actions designed to eliminate such discount.

     The Board of Directors of The Latin America Dollar Income Fund, Inc. approved the following amendment to the Fund's By-Laws on February 23, 1993:

          RESOLVED, that pursuant to the provisions of Section 11.1 of the Fund's By-Laws, the first sentence of Section 2.1 of the Fund's By-Laws is hereby amended to read as follows (additions are underlined, deletions are struckout):

             SECTION 2.1. ANNUAL MEETINGS. An annual meeting of stockholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held in April October.